UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

Dova Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38135	81-3858961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Leigh Farm Road, Suite 245 Durham, North Carolina (Address of Principal Executive Offices)	27707 (Zip Code)

Registrant’s telephone number, including area code: (919) 748-5975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01              Regulation FD Disclosure.

On May 21, 2018, Dova Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the U.S. Food and Drug Administration (“FDA”) has completed their Priority Review and approved DOPTELET® (avatrombopag) for the treatment of thrombocytopenia in adult patients with chronic liver disease (“CLD”) who are scheduled to undergo a procedure. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also, on May 21, 2018, the Company will conduct a conference call and live audio webcast with slide presentation to discuss these matters. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 and the presentation furnished as Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01              Other Events.

On May 21, 2018, Company announced FDA has completed their Priority Review and approved DOPTELET (avatrombopag) for the treatment of thrombocytopenia in adult patients with CLD who are scheduled to undergo a procedure.

Item 9.01              Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release titled “Dova Pharmaceuticals Announces U.S. FDA Approval of DOPTELET® (avatrombopag)” dated May 21, 2018.
99.2	Presentation dated May 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dova Pharmaceuticals, Inc.

Date: May 21, 2018	/s/ Mark W. Hahn
Mark W. Hahn
Chief Financial Officer